UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

CHINANET ONLINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-69005520

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on August 2, 2016. The voting results are as follows:

1. Election of Directors

All of the following six nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Against	Abstain	Broker Non-Votes
Handong Cheng	15,448,440	74,619	43,092	3,565,902
George Kai Chu	15,479,312	55,603	31,236	3,565,902
Zhiqing Chen	15,460,262	74,603	31,286	3,565,902
Watanabe Mototake	15,478,862	56,003	31,286	3,565,902
Douglas MacLellan	15,480,799	54,257	31,095	3,565,902
Chang Qui	15,459,246	75,619	31,286	3,565,902

2. Ratification of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent accountants for fiscal 2016, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
19,015,025	83,717	33,311	-

3. Approval of Reverse Stock Split

For	Against	Abstain	Broker Non-Votes
17,741,741	1,331,850	58,462	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
	Name:	Handong Cheng
	Title:	Chief Executive Officer